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                                                      EXHIBIT 23.15

      CONSENT OF CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS

As Chartered Accountants and Registered Auditors we hereby consent to the incorporation by reference in Amendment No. 1 to the Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. in connection with forward equity transactions with NationsBank and PaineWebber and to the incorporation by reference therein of our reports dated July 22, 1998 and July 17, 1998, respectively, of the financial statements of Arcadian International Limited (formerly Arcadian International Plc) and subsidiary undertakings and Malmaison Limited and subsidiary undertakings, which are included in the Joint Current Report on Form 8-K/A of Patriot American Hospitality, Inc. and Wyndham International, Inc., dated June 2, 1998.

                                        /s/ Arthur Andersen

1 Surrey Street
London
WC2R 2PS
1 October 1998